UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 6, 2014

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 6, 2014, ExGen Renewables I, LLC (the “Borrower”) (an indirect subsidiary of Exelon Corporation and Exelon Generation Company, LLC) successfully completed the closing of a $300.0 million senior secured term loan credit facility established pursuant to a Credit Agreement, dated as of February 6, 2014 (the “Credit Agreement”), among the Borrower, ExGen Renewables I Holding, LLC (“Holdings”), the lenders party thereto from time to time, Barclays Bank PLC, as administrative agent and collateral agent and the other agents party thereto.

The Borrower’s obligations under the Credit Agreement are fully and unconditionally guaranteed by Holdings, the Borrower’s direct parent, on a senior basis. The obligations of the Borrower and Holdings under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement, the “Loan Documents”) are secured by Collateral owned or held by the Borrower and Holdings as and to the extent provided for in the Credit Agreement and the other Loan Documents.

Term loans (the “Loans”) were made pursuant to the Credit Agreement in a single borrowing of $300.0 million on February 6, 2014. The Borrower received net proceeds from the Loans estimated to be $293.7 million, after deducting original discount and estimated costs, fees and expenses incurred in connection with the execution and delivery of the Credit Agreement and the transactions contemplated thereby. The Borrower is distributing the net proceeds from the offering to Exelon Generation Company, LLC for its general corporate purposes.

Outstanding Loans will initially accrue interest at a rate equal to the LIBO Rate (as defined in the Credit Agreement) plus 4.25% per annum. Loans bearing interest at the LIBO Rate may be converted into Loans bearing interest at the Base Rate (as defined in the Credit Agreement) plus 3.25% per annum on the terms provided in the Credit Agreement.

Interest on the Loans is payable quarterly in arrears on each January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2014. The Loans are scheduled to mature, and the principal of the Loans will be due and payable, on February 6, 2021. Such principal will also be repaid and prepaid at such times and on such terms as are specified in the Credit Agreement.

The Credit Agreement contains provisions for acceleration of the maturity of the Loans and other obligations thereunder upon the happening of certain stated events and also for prepayments on account of principal of the Loans prior to the maturity thereof upon the terms and conditions specified therein. In addition, the Credit Agreement and the other Loan Documents contain customary covenants by the Borrower and Holdings (on their own behalf and, in certain circumstances, on behalf of their subsidiaries) and default provisions for the benefit of the lenders.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2014, ExGen Renewables I, LLC (an indirect subsidiary of Exelon Corporation and Exelon Generation Company, LLC) successfully completed the closing of a $300.0 million senior secured term loan credit facility established pursuant to the Credit Agreement. See Item 1.01 for information regarding the Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 6, 2014, among ExGen Renewables I, LLC, ExGen Renewables I Holding, LLC, the lenders party thereto from time to time Barclays Bank PLC, as administrative agent and collateral agent, and the other agents party thereto.

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and Exelon Generation Company, LLC (the “Registrants”). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Registrants’ 2012 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Registrants’ Third Quarter 2013 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer Exelon Generation Company, LLC

February 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 6, 2014, among ExGen Renewables I, LLC, ExGen Renewables I Holding, LLC, the lenders party thereto from time to time Barclays Bank PLC, as administrative agent and collateral agent, and the other agents party thereto.

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